UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

QCR Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 14, 2014 This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at qcrh.ilstk.com. To vote your proxy while visiting this site you will need the 12 digit voter control number in the box below. QUESTIONS qcrh.ilstk.com 1.800.757.5755 VOTER CONTROL NUMBER View material online at qcrh.ilstk.com You must A use convenient the 12 digit way voter to view control proxy number materials shown and VOTE! above to vote. Date: May 14, 2014 Notice of Annual Meeting Time: Place: 10:00 Rogalski a.m Center ., local on time the St. Ambrose University campus, located at 2100 N. Ripley Street, Davenport, Iowa, 52803 The purpose of the Annual Meeting is to take action on four proposals: Proposal 1 — To elect four (4) Directors. 02 01 Michael Ronald G L.. Peterson Peterson 04 03 Marie John D Z.. Whitcher Ziegler Proposal 2 — To ratify, on an advisory basis, the appointment of Linda K. Neuman to the board of directors to fill a vacancy in Class II, to hold office until the 2016 annual meeting of stockholders. Proposal 3 — To approve, in a non-binding, advisory vote, the compensation of certain executive officers. Proposal 4 — To firm ratify for the the fiscal appointment year ending of McGladrey December LLP 31, as 2014 QCR . Holdings’s independent registered public accounting NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends that you vote “FOR” all the nominees listed in proposal 1 and “FOR” proposals 2,3 and 4.